Exhibit 4.2
(Face of Note)
          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 855244 AC3
6.250% Senior Notes due 2017

No. _____	$________
STARBUCKS CORPORATION
promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________________________________________________ on August 15, 2017.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Dated: August 23, 2007

STARBUCKS CORPORATION
By:
	Name:	Troy Alstead
	Title:	senior vice president, Finance

Date of Authentication: August 23, 2007
This is one of the Global
Notes referred to in the
within-mentioned Supplemental Indenture:
Dated: August 23, 2007
DEUTSCHE BANK TRUST COMPANY AMERICAS
BY DEUTSCHE BANK NATIONAL TRUST COMPANY
as Trustee

By:
Name:
Title:

(Back of Note)
6.250% Senior Notes due 2017
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. Starbucks Corporation, a Washington corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.250% per annum from the date hereof until maturity. The Company will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be February 15, 2008. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent and Registrar within the Borough of Manhattan in the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of August 23, 2007 between the Company and the Trustee, as amended by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of August 23, 2007, between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of the Note will govern and be controlling, and to the extent any provision of the Notes conflicts with the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional Notes pursuant to Section 2.03 of the Supplemental Indenture.
     5. OPTIONAL REDEMPTION.
          At any time prior to August 15, 2017, the Company may, on any one or more occasions, redeem, in whole or in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to the date of redemption or purchase (“Redemption Date”):
          100% of the aggregate principal amount of the Notes to be redeemed; or
     the sum of the present value at such Redemption Date of (1) the principal amount of the Notes on the Redemption Date plus (2) all required remaining scheduled interest payments due on such Notes (but not including any portion of such payments of interest accrued to the Redemption Date) through August 15, 2017 computed using a discount rate equal to the Adjusted Treasury Rate plus 25 basis points.
          Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.
          On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.
     6. MANDATORY REDEMPTION. Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
     7. REPURCHASE AT OPTION OF HOLDER.
          Upon the occurrence of a Change of Control Triggering Event, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.
     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of a principal amount of $2,000 or less shall be redeemed in part.
     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. Notes may be transferred or exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     11. AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, voting as a single class, and compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, voting as a single class. Without the consent of any Holder of a Note, the Supplemental Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Additional Notes in accordance with the Supplemental Indenture; or (vii) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes.
     12. DEFAULTS AND REMEDIES. An “EVENT OF DEFAULT” occurs if: (i) default for a period of 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of principal of or premium, if any, on the Notes; (iii) the Company fails for 90 days after receipt of notice to the Company to comply with any covenant or warranty of the Company in the Indenture; or (iv) certain events of bankruptcy or insolvency occur with respect to the Company or any Material Subsidiary.
          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required no later than five days after becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     15. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134
Facsimile No.: (206) 318-1045
Attention: General Counsel

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:_____________________________________________________
                                                                                          (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ____________________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:_______________________

Your Signature:

(sign exactly as your name appears
on the face of this senior note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box below:

☐	Section 4.02
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased: $
Date: _____________________________

Your Signature:

(sign exactly as your name appears
on the face of this senior note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.